CLIMATECRAFT LOAN

                         LOAN AGREEMENT


         This    Agreement    made    this             day     of
,  1999, between The City of Oklahoma City, an Oklahoma Municipal
Corporation  (hereinafter "Lender"), and ClimateCraft,  Inc.,  an
Oklahoma corporation (hereinafter "Borrower").

Definitions

      Unless specifically provided otherwise or the context otherwise requires, when used in the Loan Agreement:
(1) "Act" means the Housing and Community Development Act of 1974, Pub. L. No. 93-383 codified as 42 U.S.C. 5301 et seq., as amended, and regulations promulgated thereunder.
(2) "Audits" means the regular audit of the Borrower, a copy of which may be requested by the Lender if required by HUD.
(3) "Appropriate Draw Request" shall consist of a complete and accurate statement by the Borrower on forms supplied by Lender showing a complete and detailed breakdown of the total costs and expenses incurred by Borrower for the project for which reimbursement is being requested.
(4)   "City"  means  the  City  of  Oklahoma  City,  an  Oklahoma municipal corporation.
(5)  "Closing  Date"  means the date of execution  of  this  Loan
     Agreement by the City.
(6) "Fiscal Agent" means the Chase Manhattan Bank, a banking corporation organized and existing under the laws of the State of New York, or its successor in interest, or any successor fiscal agent appointed as provided in the Fiscal Agency Agreement.
(7) "Fiscal Agency Agreement" a fiscal agency agreement between the Lender and Chase Manhattan Bank.
(8) "HUD" means the United States Department of Housing and Urban Development and fiscal agents and other entities involved in Section 108 Loan Guarantee funding transactions with the City.
(9)   "HUD Note(s)" means the City's Note(s) to HUD secured by  a
Section 108 Loan Guarantee.
(10)  "Interim Loan" means Loan Funds advanced before the  Public
Offering Date.
(11) "Interim Loan Period" means the period from the initial advance of Loan Funds to the Public Offering Date.
(12) "Loan Funds" or "Funds" means proceeds of the sale of negotiable securities sold at a public offering by Underwriter and secured by a Section 108 Loan Guarantee from HUD to the Underwriter.
(13) "Loan Documents" means this Loan Agreement, the Promissory Note, the Mortgage, Fiscal Agency Agreement and other instruments, if any, securing repayment of the Loan.
(14) "Low and Moderate- Income Persons" means such persons as defined in 24 CFR Part 570, Section 570.3.
(15) "Permanent Loan" means the cumulative Loan Funds secured by the City's Notes before and after the Public Offering Date.
(16) "Project" means the building purchase, building rehabilitation, purchase of capital equipment, the first year of
Section 108 debt service and working capital for the establishment of a manufacturing facility in Oklahoma City.
(17) "Project Site" means the location of the Project at 1427 N.W. 3rd Street, within the corporate boundaries of the City of Oklahoma City, Oklahoma, as more particularly described in Attachment "A".
(18) "Promissory Note" or "Note" means the promissory note of even date herewith from Borrower to Lender evidencing the Loan.
(19) "Public Offering Date" means the date on which the Underwriter offers the City's HUD Notes.
(20) "Secretary" means the Secretary of Housing and Urban Development or any other official of HUD to whom the Secretary has delegated authority pursuant to the Act.
(21) "Section 108" means Section 108 of the Act, codified as 42 U.S.C. 5308, as amended, and regulations promulgated thereunder.
(22) "Section 108 Loan Guarantee" means the loan guarantee provided by HUD to Underwriter pursuant to the Act.
(23) "Underwriter" means Federal Short-Term U.S. Government Trust or such other entity designated by HUD.
(24) "Term" means the term of this Agreement, which shall commence upon the Closing Date and shall terminate on the twentieth anniversary thereof.

                            RECITALS
      WHEREAS, Borrower has applied to the Lender for a Loan in the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000) from the proceeds of a Section 108 Loan Guarantee to the Lender, and Lender has agreed to make a loan of such funds upon the terms and conditions set forth below; and

      WHEREAS, the purpose of this Loan is to assist the Borrower in the purchase and rehabilitation of a manufacturing facility, the purchase of capital equipment, debt reserve for the Section
108 loan and working capital; and

      WHEREAS, the Planning Department ("Planning") of the Lender is responsible within The City of Oklahoma City for the receipt and disbursement of the proceeds of Notes guaranteed by HUD under a Section 108 Loan Guarantee Program with the City pursuant to the Act; and

      WHEREAS, the development of the Project is expected to add 119 new employees to the Oklahoma City area economy within the next three years and will provide other public benefits and qualify for Section 108 assistance under 24 CFR 570.208(c); and the Lender has agreed to provide Loan Funds to Borrower for the Project; and the Loan from the Lender to Borrower for the Project will assist in the development of the Project; and

     WHEREAS, the Loan shall be evidenced by this Loan Agreement, the Borrower's Promissory Note, the Fiscal Agency Agreement and the Mortgage; and

      WHEREAS, the Lender is willing to make the Loan to Borrower exclusively for the purposes hereinabove set forth, all upon the terms and conditions herein set forth; and

      WHEREAS, the Lender makes no commitment to future support and assumes no obligation for future support of the activities contracted for herein, except as expressly set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing Recitals and the terms, covenants and conditions, representations and warranties contained herein, the parties hereto agree as follows:

                             TITLE I
                            THE LOAN
      1.1 The Loan. In reliance upon Borrower's representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Lender hereby agrees to make a Loan to Borrower in the sum of Three Million Five Hundred
Thousand Dollars ($3,500,000) exclusively for the purposes set forth herein, which Loan shall be funded out of funds received by the Lender through HUD from the sale of the HUD Note(s) under the
Section 108 Loan Guarantee Program and from no other source. Borrower shall have the right to receive Loan Funds only pursuant to the terms and conditions of this Agreement and in accordance with the Act, and then only to the extent Section 108 Loan proceeds are made available to the Lender by HUD. Should anticipated sources of Loan Funds become unavailable to the Lender, the Lender shall within a reasonable time not to exceed ten (10) working days notify Borrower in writing and the Lender shall be released from all liability for that portion of the Funds to be provided to Borrower by the Lender under this Loan Agreement which have not been received by the Lender from HUD.

      Lender shall advise Borrower of any scheduled sale of the HUD Notes to enable Borrower to arrange, at its sole option, for the conversion to a Permanent Loan of amounts advanced during the Interim Loan Period that are outstanding as of the date of the sale of the HUD Notes by including such amounts in the sale of the HUD Notes.

     1.2 Loan Documentation. The Loan will be evidenced by this Loan Agreement, the Note, the Fiscal Agency Agreement and the
Mortgage.

     1.3 Demand. Lender may demand repayment of the Loan in the event of the occurrence of an Event of Default hereunder after applicable grace periods.

     1.4 Lender's Expense. Borrower agrees and acknowledges that all Lender's expense with respect to the sale of the bonds for permanent financing and any additional charges imposed by HUD, the Fiscal Agency Agreement and the Custodial Accounts shall be deducted from the Loan Funds.
                           ARTICLE II
            BORROWER'S REPRESENTATIONS AND WARRANTIES
      In order to induce the Lender to make the Loan, Borrower represents and warrants (which representations and warranties shall be true and correct as of the execution hereof and shall survive the execution and delivery of this Loan Agreement) as follows:

      2.1 Organization of Borrower; Authority to Enter into Agreement. Borrower is an Oklahoma corporation duly formed and validly in existence and in good standing pursuant to laws of the State of Oklahoma and duly domesticated in the State of Oklahoma. Borrower has the right and power to purchase and occupy the Project Site, and to develop the Project; and Borrower has full power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action and no other authorization by Borrower is required for the execution, delivery and performance of this Agreement.

      2.2 No Litigation. As of the date of execution of this Agreement, there are no actions, suits or proceedings pending, or to the knowledge of Borrower threatened against or affecting it, its controlling Board, or the Project in any court at law or in equity, or before or by any governmental or municipal authority which might have a materially adverse effect on the ability of Borrower to perform its obligations hereunder.

      2.3     Right.  Borrower has certain rights in the  Project
Site sufficient to enable Borrower to develop the Project thereon.

     2.4 Covenants, Zoning and Codes. Borrower has complied to date and will continue to comply with all applicable environmental statutes and regulations applicable to the development of the Project. All permits, consents, approvals or authorizations by, or registrations, declarations, withholding of objections or filings with any governmental body necessary in connection with the valid execution, delivery and performance of the Loan Documents, or presently necessary for the development of the Project, have been obtained, are valid, adequate and in full force and effect or will be obtained prior to the commencement of any Project Activities for which a permit, consent, approval or authorization is necessary. Development of the Project will in all material respects conform to and comply with all covenants, conditions, restrictions and reservations affecting the Project Site and with all applicable zoning, environmental protection, use and building codes, laws, regulations and ordinances.

     2.5 Creation of Jobs. Lender and the Secretary have relied upon representations made by Borrower that the Project is expected to create a specific number of permanent new job opportunities, including a specific number of new permanent job opportunities for Low and Moderate-Income Persons. By its execution of the Loan Documents to which Borrower is a party, Borrower acknowledges its representation pertaining to the creation of jobs and agrees to use its best efforts to create approximately 119 new permanent jobs. Borrower agrees to use its best efforts to ensure that at least 51 percent of all new permanent jobs resulting from the Project are made available to Low and Moderate- income Persons.

      2.6 Compliance With Documents. As of the date hereof and for so long as this Agreement remains in effect, Borrower is and shall remain in full compliance with all of the terms and conditions of the Loan Documents to which Borrower is a party, and no Event of Default has or shall have occurred and be continuing, which, with the lapse of time or the giving of notice, or both, would constitute such an Event of Default under the foregoing.

      2.7 Incorporation of Representations and Warranties. The request by Borrower for any payment of Loan Funds under the Loan Documents shall constitute a certification by Borrower that the aforesaid representations and warranties are true and correct as of the date of such request.

                           ARTICLE III
              CONDITIONS PRECEDENT TO LOAN CLOSING
     The Lender's obligation to enter into and perform its duties under the Loan Documents shall be subject to the full and complete satisfaction of the following conditions precedent:

     3.1 Documents. The Lender shall have received and approved fully executed originals of this Loan Agreement, the Note, and the Mortgage which shall have been duly authorized, executed and delivered by Borrower and the owner of the Project Site, as applicable .

      3.2 Evidence of Authority. The Lender shall, upon written request, receive evidence satisfactory to it that Borrower and the persons signing on behalf of Borrower have the capacity and authority to execute and deliver the applicable Loan Documents on behalf of Borrower.

      3.3 Insurance. Borrower shall, for so long as the Loan Documents remain in effect, at its cost and expense, carry and maintain general public liability insurance against claims for bodily injury, personal injury, death and property damage occurring or arising out of the Project, which insurance shall cover such claims as may be occasioned by any act, omission, or negligence of Borrower or its officers, agents, representatives, assigns or servants relating to the Project. The limits of liability insurance, which may be required to be increased from time to time as deemed necessary by the Lender, with the approval of Borrower, which shall not be unreasonably withheld, shall be not less than One Million Dollars ($1,000,000.00) combined single limit personal injury and property damage insurance. The insurance required above shall be issued by an insurance company or companies authorized to do business within the State of Oklahoma or by such other similar insurance coverage approved by the Insurance Commissioner of the State of Oklahoma. The Lender shall be specifically named as an additional insured as its interest may appear on all such policies, and any such policy or policies shall be primary to any other valid and collectible insurance.

                           ARTICLE IV
             CONDITIONS PRECEDENT TO LOAN DISBURSAL
      4.1 Conditions Precedent to Disbursal of Loan Funds. The Lender's obligation to disburse Loan Funds pursuant to the terms hereof shall, in addition to compliance with the terms of Article III hereof, be subject to satisfaction of the following condition precedent:
           (a)   The Lender shall have received and have  in  its
     possession sufficient proceeds from HUD to fund the disbursal request of Borrower. Borrower acknowledges that it has no right to the Loan Funds other than to have them disbursed by the Lender in accordance with the terms of this Loan Agreement and in accordance with the Act and then only to the extent the Lender has received funds from HUD.
           (b) Receipt by Lender of an Appropriate Draw Request covering the sum to be reimbursed for eligible expenses incurred to develop the Project.

      4.2 Conditions Precedent to Subsequent Disbursal. In addition to compliance with the conditions set forth in Section
4.1 hereof, Lender's obligation to make any dispersal of Loan Funds after the initial dispersal shall be subject to satisfaction of the following conditions precedent:
          (a) Borrower shall be in full compliance and shall not be in default hereunder that is continuing or under any of the Loan Documents, provided, however, that Lender may, in its sole discretion, elect to make advances notwithstanding the existence of a default, and any advance so made shall be deemed to have been made pursuant to the Loan Documents;
           (b) Neither the Project nor the Project Site nor any part thereof shall have been materially damaged, destroyed, condemned or threatened with condemnation unless Borrower shall show to Lender's satisfaction that the Project remains viable; and
          (c) No order or notice shall been made by, or received from, any governmental agency having jurisdiction, stating that the development of the Project is or will be in violation of any law, ordinance, code or regulation affecting the Project Site.

         4.3 Borrower's Draw Requests. Subject to the conditions precedent in Section 4.1 (a), Lender agrees that it will make every reasonable effort to disburse the Loan installments within ten (10) days after receipt of each Appropriate Draw Request from Borrower provided said Draw Request is submitted on any Monday work day.

        4.4 Collateral. Borrower has executed a Promissory Note of even date with this Loan Agreement to evidence its promise to repay the Loan. The Promissory Note will be secured by a Mortgage on the Project Site.
ARTICLE V
BORROWER'S LOAN COVENANTS
     5.1 General. From and after the date hereof and during the Term, Borrower covenants and agrees that it will:
           (a) Accomplish the project and provide for the "Creation of Jobs" as set forth in Section 2.5.
          (b)  Obtain and maintain the insurance required herein.

      5.2 Payment of Obligations. Borrower shall pay all indebtedness, taxes and other obligations pertaining to the Project or Project Site for which it is liable before they shall become delinquent; provided, however, Borrower shall have the right to contest any such obligations in good faith, and shall not be obligated to pay any such obligation so long as such contest has not been finally determined.

      5.3 Changes to Project. There shall be no material change to the Project without the prior written approval of the Lender, and, to the extent that such approvals may be required, the appropriate governmental authorities.

     5.4 Compliance with Laws. All work performed in connection with Borrower's development of the Project and Borrower's use of the proceeds of the Loan shall comply with the Act and all other applicable laws, ordinances, rules and regulations of federal, state, county or municipal governments or agencies.

      5.5 Inspections. Upon reasonable notice to Borrower, the Lender and the Secretary or their representatives shall have the right at all reasonable times during regular business hours (and at any time in the event of an emergency) to enter upon the Project Site and inspect the Project to determine that the same is in conformity with this Loan Agreement and all laws, ordinances, rules and regulations applicable to Borrower's use of the Loan Funds. The Lender and the Secretary or their representatives shall have the further right, from time to time, to inspect Borrower's books and records relating to Borrower's use of the Loan Funds. Without limiting the foregoing, Borrower shall permit the Lender and the Secretary or their representatives to examine and copy all books, records and other papers relating to Borrower's use of the Loan Funds to insure Borrower's compliance with the Act and applicable provisions of 24 CFR Part 570. The Lender agrees that subject to provisions of the Oklahoma Open Records Act, 51 Okla. Stat. 1991, 24.A.1 et seq. and any other applicable law, to keep all information regarding Borrower and its operations confidential, and to provide Borrower with prior notice and an opportunity to object to any request for disclosure of such information, other than to the Secretary or as otherwise required by law.

       5.6 Notify the Lender of Litigation or Complaints. Borrower shall immediately notify the Lender in writing, of all material proceedings, litigations or claims which may adversely affect Borrower's rights hereunder or any part of the Project or Project Site, and of all material complaints or charges made by any governmental authority affecting Borrower, the Project, or the Project Site which may require material changes in the development of the Project.

      5.7 Indemnify the Lender. Borrower shall indemnify and hold the Lender, its elected and appointed officials and any employees, harmless from all claims and causes of actions of any person or entity which results in damages or injury incurred by the Lender of whatsoever nature (excluding any consequential or incidental damages or damages, claims or causes of action due to the Lender's negligence or the Lender's breach of this Loan Agreement), caused by any acts or omissions of Borrower and arising out of or in any way connected with this Loan Agreement, the Project Site and or the development of the Project or arising out of Borrower's breach of the provisions of this Loan Agreement, including the cost and defense thereof using counsel approved by the Lender, which such approval shall not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, the foregoing indemnification given by Borrower to the Lender shall not be effective or enforceable against Borrower unless the Lender gives Borrower written notice of any such claims or causes of action of said person or entity made against the Lender within ten (10) working days of the Lender's knowledge of such claims or causes of action, and the Lender does not commence or enter into any settlements or negotiations of settlement with any person or entity relating to the matters covered by Borrower's indemnification without Borrower's prior written consent. If Borrower fails to defend or commence performance of its obligations under this indemnification within twenty (20) days after written request by the Lender, the Lender may settle, commence, or defend any action or proceeding purporting to affect the rights, duties or liabilities of the Lender, the parties to the Loan Document, or the Project Site or the Project and Borrower shall pay all of the Lender's costs and expense incurred thereby on demand. This section shall survive execution, delivery and performance of the Loan Documents.

      5.8 Further Assistance. Borrower shall at any time and from time to time upon request of the Lender take or cause to be taken any action or execute, acknowledge, deliver or record any further documents, opinions, or other instruments which the Lender is required to do or obtain by HUD or by any other federal, state or county regulatory agency or which the Lender feels are required to carry out the intent of the Lender and Borrower under the Loan Documents.

      5.9 Upon failure of Borrower to comply with any of the foregoing Loan Covenants, after applicable grace periods as set forth below, the Lender may declare an Event of Default hereunder and exercise its rights and remedies pursuant to Article VI of this Agreement.

                           ARTICLE VI
                      DEFAULT AND REMEDIES
     6.1 Event of Default. The occurrence of any of the following events and failure to cure such occurrence within stated periods shall constitute an Event of Default hereunder:
          (a) Any breach by Borrower of any of the covenants and conditions of the Loan Documents, which breach is not cured by Borrower to the Lender's reasonable satisfaction within twenty (20) days from the receipt of written notice thereof; provided, however, that in the event of a breach or default by Borrower which is outside of the control of Borrower and which cannot be cured within said twenty (20) days, Borrower shall have commenced to cure its breach or default within said twenty (20) days and thereafter diligently proceed to cure its breach or default; or
          (b) Any written representation, warranty or disclosure made to the Lender by Borrower that proves to be materially false or misleading as of the date when made; or
          (c) Any material change in the development of the Project without the prior written approval of the Lender which change is not corrected or substantially corrected within twenty (20) days after receipt of written notice thereof from the Lender to Borrower; or
          (d) Notwithstanding anything to the contrary contained herein, any violation by Borrower of the Act or any other laws, ordinances, rules or regulations applicable to the Project or Borrower's use of the Loan Funds shall immediately constitute an Event of Default hereunder.

     6.2 Remedies. Upon the occurrence of any Event of Default not timely cured as provided herein, all of the outstanding principle balance and interest accrued thereon, if any, shall be immediately due and payable and the Lender shall have recourse against the collateral pledged as described in Section 4.4 hereof to the extent such amount remains unpaid.

     6.3 Penalties. In the event of a default, interest at the per annum rate established in the Note shall accrue on the total principal amount of the Loan then outstanding, from the date of the occurrence of such default until payment as required hereunder shall have been made in full.

                           ARTICLE VII
                          MISCELLANEOUS
     7.1 No Waiver. No waiver of any default or breach by Borrower under the Loan Documents shall be implied from any failure by Lender to take action on account of such default if such default persists or is repeated, and an express waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Lender to, or of, any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to, or of, any subsequent similar act.

     7.2 Successors and Assigns. This Loan Agreement is made and entered into for the sole protection and benefit of the Lender and Borrower, their successors and assigns, and no other person or persons shall have any right of action hereunder. The terms hereof shall inure to the benefit of the successors and assigns of the parties hereto; provided, however, that Borrower's interest hereunder cannot be assigned or otherwise transferred without the prior written consent of the Lender.

     7.3 Notices. Any notice, demand or request required under the Loan Document shall be given in writing at the addresses set forth below by personal service, overnight courier providing a receipt, or registered or certified first class mail, return receipt requested. The addresses may be changed by notice to the other party given in the same manner as provided above. If notice is given by mail, it shall be deemed received on the earlier of: (i) receipt as shown on the return receipt, or (ii) three (3) days after its deposit in the U.S. Mail.

               To The Borrower:    ClimateCraft, Inc.
                              P.O. Box 1538
                              1427 NW 3rd
                              Oklahoma City, OK 73101
               Attention:          Walter P. Mecozzi, P.E.
                              President

               Copy to:            Office of the General Counsel
                              LSB Industries, Inc.
                              16 South Pennsylvania
                              Oklahoma City, OK 73107
               Attention:          David M. Shear, Esq.

               To The Lender: The City of Oklahoma City
                              Planning Department
                              420 West Main
                              Oklahoma City, OK  73102
               Attention:          Garner Stoll, Planning
Director

     7.4  Time.  Time is of the essence of the Loan Document.

     7.5 Amendments. No amendment, modification, or termination of any provisions of any of the Loan Document shall in any event be effective unless the same shall be in writing and signed by the applicable parties.

     7.6 Headings. The article and section headings in no way define, limit, extend or interpret the scope of the Loan Document or of any particular article or section thereof.



     7.7 Number and Gender. When the context in which the words are used in the Loan Documents indicate that such is the intent, words in the singular number shall include the plural and vice-versa. References to any gender shall also include the other gender if applicable under the circumstances.

     7.8 Validity. The provisions of this Loan Agreement are severable and if any word, sentence, clause, phrase, or other portion of this Loan Agreement is, for any reason, held invalid by any court of competent jurisdiction, such portion shall be deemed a separate, distinct and independent provision and such holding shall not affect the validity of the remaining portions of this Loan Agreement.

     7.9 Governing Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, except to the extent federal law applies.

     7.10 Survival of Warranties. All agreements, representations and warranties made herein survive the execution and delivery of the Loan Document and the making of the Loan hereunder and continue in full force and effect until the obligations of Borrower under the Loan Documents are satisfied in full.

     7.11 Venue and Forum. In the event that any legal action should be filed by either party against the other, the venue and forum for such action shall be the District Court of Oklahoma
County, Oklahoma.

     7.12 Attorney's Fees. In the event Lender shall bring an action to enforce the terms and conditions of the Loan Documents, Lender, if prevailing, shall be entitled to recover all of its costs and expenses, including, but not limited to, reasonable attorney's fees as determined by the court.

     7.13 Duplicate Originals. The Loan Agreement shall be executed in more than one counterpart, each of the parties hereto shall receive an original counterpart; provided, however, that all originals together shall constitute one and the same agreement.

     7.14 Other Federal Provisions. This Loan is subject to applicable provisions contained in 24 CFR 570.

     IN WITNESS WHEREOF, Borrower and the Lender have executed this Loan Agreement as of the date first written above by and through their duly authorized representatives.

                              THE CITY OF OKLAHOMA CITY


                              Mayor
ATTEST:


City Clerk
APPROVED as to form and legality this       day of
, 1999.



                                                       Assistant
                              Municipal Counselor



                                    CLIMATECRAFT, INC.


                                                    By:


ATTEST:






                    CORPORATE ACKNOWLEDGMENT

STATE OF OKLAHOMA
COUNTY OF OKLAHOMA

On  this  ___  day  of  __________ , 1999  before  me  personally
appeared                                  to me known to  be  the
________________________ of ClimateCraft, Inc., that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

In Witness Whereof I have hereunto set my hand the day and year first above written.



_____________________________
                                                           NOTARY
PUBLIC

MY COMMISSION EXPIRES: _____________________

agrmnt\clcr\hud_99.lon
                         ATTACHMENT "A"



A tract of land lying in the East Half (E/2) of Section 32, Township 12 North, Range 3 West of the Indian Meridian and being a part of Parker & Colcord Addition, an addition to Oklahoma City, Oklahoma County, Oklahoma, being described as follows:

     Beginning at the Southeast corner of Lot 11 in Block 4, Parker & Colcord Addition, thence South 90 00'00" West along the South line of said Block 4 a distance of
     357.30 feet to the Southwest corner of said Block 4; thence North 00 23'30" East along the West line of said Block 4 a distance of 147.50 feet to the North line of said Block 4, said North line also being the South line of the Northeast Quarter (NE/4) of said Section 32; thence South 90 00'00" West a distance of 25.00 feet to the West line of said Northeast Quarter (NE/4); thence North 00 23'30" East along the West line of said Northeast Quarter (NE/4) a distance of 422.87 feet to the South right-of-way line of the Chicago, Rock Island and Pacific Railway Company (formerly the Choctaw, Oklahoma & Gulf Railway); thence South 72 08'52" East along said South right-of-way line a distance of 398.70 feet to the intersection thereof with the Northerly extension of the East line of said Lot 11; thence South 00 08'26" West along said Northerly extension and along said East line a distance of 448.14 feet to the POINT OF BEGINNING.